Rayonier

Performance Share Award Program

The number of shares to which a participant could become entitled under the Performance Share Award Program (the "Program") can range from 50% to a maximum of 175% of the Target Award depending on Rayonier's total shareholder return ("TSR") performance for the designated three-year Performance Period as compared to the TSR performance of the companies that comprise the Standard & Poor's Supercomposite Paper & Forest Products Index (the "S&P Forest Products Index") and the National Association of Real Estate Investment Trust Equity REIT Index (the "NAREIT Index") for the same period. There would be no payout if results fall below the 4th Quintile performance threshold.

        TSR is defined as stock price appreciation plus the reinvestment of dividends on a quarterly basis. For purposes of performance measurement, TSR shall be the final reported figure as may be adjusted by the Committee for unusual items to avoid distortion in the operation of the Program.

        TSR over the 3-year period will be calculated by measuring the value of a hypothetical $100 investment in Rayonier shares as compared to an investment in each of the companies comprising the benchmark indices.

        TSR calculations of stock price appreciation will be the average of the closing prices of Rayonier common shares and that of the companies comprising the two indices for the 20 trading days preceding the starting and ending dates of the performance period. Companies which enter or exit either of the benchmark indices between the measurement dates are not included in the quintile rankings.

The final number of shares in the Award would be determined as follows.

  The TSR performance of Rayonier and the companies of each of the benchmark indices are calculated and, for each of the indices, ranked in descending order and quintile groups established.
  The payout percentage of Target Award for Rayonier's quintile performance against the companies of each index is set as noted below.

Quintile Performance		Payout as a Percent of Target Awards
Quintile 1	80th Percentile and Above	175%
Quintile 2	60th -- 79th Percentile	137.5%
Quintile 3	40th -- 59th Percentile	100%
Quintile 4	20th -- 39th Percentile	50%
Quintile 5	Below the 20th Percentile	0%

  Each result is multiplied by the corresponding Index Weighting.
  The two results are totaled to determine the final payout level. (See the sample calculation, attached).

        Payment, if any, is to be made in Rayonier Common Shares, and may be offset by the number of shares equal in value to the amount needed to cover associated tax liabilities.

        Payment will be made as soon as practicable following the completion of the performance period.

        Target awards will be prorated in cases of retirement, death, or disability in accordance with Plan provisions.

Administration

January 2006

Rayonier

Performance Share Award Program

2006 Class Awards

Exhibit--Example Share Payout Calculation

66.67% S&P Forest Products Index and 33.33% NAREIT Index
Assumptions: Performance Period January 1, 2006 -- December 31, 2008
TSR Results for 3-Year Performance Period:	For Two Indices:	For Rayonier:		Target Performance Share Award:		5,000 shares
QUINTILES	P&FP (66.67%)	Rayonier TSR	Rayonier's Quintile Ranking	Target Award Payout Percentage (TAPP)	Target Shares x TAPP	x Index Weighting @66.67%
Quintile 1 (175%)	28.0% (Top) 27.6%		1	175%	8,750	5,834
Quintile 2 (137.5%)	22.0% (Top)
Quintile 3 (100%)	15.0% (Top)
Quintile 4 (50%)	10.0% (Top)
Quintile 5 (<50%)	No Payout
QUINTILES	NAREIT (33.33%)	Rayonier TSR	Rayonier's Quintile Ranking	Target Award Payout Percentage (TAPP)	Target Shares x TAPP	x Index Weighting @33.33%
Quintile 1 (175%)	36.0% (Top)
Quintile 2 (137.5%)	30.0% (Top) 27.6%		2	137.5%	6,875	2,291
Quintile 3 (100%)	21.0% (Top)
Quintile 4 (50%)	15.0% (Top)
Quintile 5 (<50%)	No Payout
		Total Performance Share Award:				8,125

1 No award payout for performance below the threshold for Quintile 4 (i.e., Quintile 5 performance).

Computation of Final Number of Shares in Award		S&P P&FP	NAREIT
1	Determine Rayonier's TSR quintile performance ranking for each Index.	Quintile 1	Quintile 2
2	Apply Target Award Payout Percentage to Rayonier's quintile ranking against Target Share Award.	175%	137.5%
3	Calculate the number of shares based on each quintile ranking.	8,750	6,875
4	Calculate the 2006 weighted average number of shares for each Index.	5,834	2,291
5	Total the result for each Index to compute Total Performance Shares to be awarded.	8,125